Exhibit (e)(2)

NON-DISCLOSURE AGREEMENT

This Non-Disclosure Agreement (“Agreement”), effective March 9, 2021 (“Effective Date”), is by and between F. Hoffmann-La Roche Ltd, with offices at Grenzacherstrasse 124, 4070 Basel, Switzerland (“Roche”) and Poseida Therapeutics, Inc., with offices at 9390 Towne Centre Dr #200, San Diego, CA 92121 (“Company”).

WHEREAS, Roche and Company, directly or through their Affiliates, desire to exchange Information for the purpose of evaluating each party’s interest therein and/or in a potential transaction (the “Purpose”).

NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, the parties agree as follows:

1.	The following definitions shall apply:

(a)	“Affiliate” means:

(i)	an organization that directly or indirectly controls Roche or Company; or

(ii)	an organization that is directly or indirectly controlled by Roche or Company; or

(iii)	an organization that is controlled, directly or indirectly, by the ultimate parent company of Roche or Company,

except with regard to Roche that Chugai Pharmaceutical Co., Ltd (“Chugai”) and its subsidiaries shall not be considered an Affiliate of Roche unless and until Roche provides written notice to Company specifying Chugai and/or its subsidiaries as an Affiliate of Roche.

Control as per (i), (ii), and (iii) is defined as owning greater than fifty percent (>50%) of the voting stock of a company or having otherwise the power to govern the financial and the operating policies or to appoint the management of an organization.

(b)

“Information” means the existence of this Agreement or any investigations, discussions or negotiations that may be taking place concerning a possible transaction between the parties or their respective Affiliates, and confidential information which (A) with respect to Roche, consists of scientific, business and financial information, and material terms contained within term sheets and/or draft agreements between the parties and (B) with respect to Company, consists of information related to Company’s Super Piggybac, Cas-Clover, Tal-Clover gene editing platforms, AAV, nanoRNA, polymersome and lipid nanoparticle delivery systems, and ornithine transcarbamylase, hemophilia and programs related to the CNS, business and financial information, and material terms contained within term sheets and/or draft agreements between the parties, and in each case, provided by either party or its Affiliates (the “Disclosing Party”) to the other party or its Affiliates (the “Receiving Party”) (a) provided in writing to the other party and marked “Confidential,” or (b) disclosed orally and confirmed in writing to the other party within thirty (30) days of such oral disclosure and specifying with particularity the non-written Information that is subject to this Agreement. In addition, any information provided to the Receiving Party by or on behalf of the Disclosing Party that, by its nature and content, would be readily recognized by a reasonable person to be confidential or proprietary to the Disclosing Party (whether or not marked or identified as such by Disclosing Party) shall also be deemed Confidential Information of Disclosing Party.

Notwithstanding the foregoing, Company’s Information hereunder excludes information related to the identity (including chemical identity), chemical structure, or sequence (amino acid or nucleic acid) of any compound, biological target, biological marker and/or therapeutic agent, and/or manufacturing processes, assay protocols and/or clinical trial designs (excluded information collectively, “Further Information”), unless and until such Further Information is provided to Roche as instructed in a separate writing (including via email) from Roche. Further Information shall be considered Information if disclosed in accordance with this Section. If Further Information is not disclosed in accordance with this Section, it shall not be considered Information.

Notwithstanding anything to the contrary in this Agreement, Information shall not include information that

(i)	was known to the Receiving Party or its Affiliates prior to receipt hereunder as evidenced by written records; or

(ii)	is or becomes, through no actions or omissions of the Receiving Party or its Affiliates available to the public; or

(iii)	is developed by the Receiving Party or its Affiliates independently of the Information disclosed hereunder as evidenced by written records; or

(iv)	is made available to the Receiving Party or its Affiliates by a third party having a lawful right to do so.

2.

Neither party is obliged to disclose all or any part of its Information. Each party warrants that it has the full and unconditional right to disclose such Information that it discloses to the other party.

3.	For a period of seven (7) years from the Effective Date (as defined above), the Receiving Party (which in the case of Roche includes receipt of Company Information directly by its Affiliates) agrees:

(a)	not to use the Disclosing Party’s Information for any purpose other than the Purpose;

(b)

to hold the Information in confidence using the same degree of care used to protect its own confidential information from unauthorized use or disclosure and not to disclose such Information to any third party without the prior written consent of the Disclosing Party, except as provided in Section 3(c) below; and

(c)

to disclose the Disclosing Party’s Information only to its and its Affiliates’ consultants or agents who have a need to access the Information to accomplish the Purpose and who are bound by obligations of confidentiality and use with respect to such Information that are at least as restrictive as those in this Agreement.

4.

The obligations of Section 3 of this Agreement shall not apply to Information, which is required to be disclosed pursuant to (a) a mandatory filing to be made with any authority, including a stock exchange on which a party or its Affiliates’ stock is then traded, or (b) a judicial or governmental order, provided that the Receiving Party gives the Disclosing Party sufficient notice, if possible, to permit the Disclosing Party to seek a protective order or other similar order with respect to such Information.

5.

Each party understands and acknowledges that a party may have in the past, may currently be, or may in the future be engaged in research, development and commercialization activities relating to the subject matter of the Disclosing Party’s Information, either internally or with a third party. Accordingly, nothing in this Agreement will be construed by implication or otherwise as preventing the Receiving Party, during the term of this Agreement or thereafter, from (a) either internally or with a third party, engaging in research, development and commercialization activities relating to the subject matter of the Disclosing Party’s Information, and (b) evaluating compounds of third parties relating to the subject matter of the Disclosing Party’s Information, provided that in each case of (a) and (b), the Receiving Party does not use the Disclosing Party’s Information in connection therewith in a manner inconsistent with the obligations under this Agreement.

6.

Nothing herein shall be construed as (i) giving the Receiving Party or its Affiliates any right in or to the Disclosing Party’s Information; (ii) granting any license under any intellectual property rights owned or controlled by the Disclosing Party; or (iii) representing any commitment by either party to enter into any additional agreement, by implication or otherwise.

7.

Neither party shall (i) issue a press release or make any other public statement that references this Agreement, or (ii) use the other party’s or its Affiliates’ names or trademarks for publicity or advertising purposes, except with the prior written consent of the other party.

8.

Each Receiving Party shall destroy all copies of the Information received from the Disclosing Party hereunder upon request from the Disclosing Party; provided however, that Information existing on any backup, back-end, or archiving system, or in electronic files that are not reasonably accessible, and which cannot be reasonably deleted from such systems or files within thirty (30) days after the request, may be retained until such time as they are subject to routine deletion or destruction provided that confidentiality is maintained in accordance with this Agreement. Such Information may also be retained if it is subject to a legal duty or request from a regulatory authority provided that such Information may only be retrieved, accessed, or used for this purpose and only while such duty to retain is continuing.

9.

This Agreement shall constitute the entire understanding between the parties with respect to the subject matter hereof and supersedes any and all other agreements and understandings between the parties, whether oral or written, with respect to the subject matter hereof. This Agreement may only be modified in a writing signed by both parties.

10.

If any provision of this Agreement is declared void or unenforceable, such provision shall be deemed modified to the extent necessary to allow enforcement, and all other portions of this Agreement shall remain in full force and effect.

11.	This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware, without regard to its choice of law principles.

12.

This Agreement will expire two (2) years after the Effective Date, unless earlier terminated upon written notice of either party. The obligations of confidentiality and non-use shall survive expiration or termination of this Agreement as set forth in Section 3. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. For purposes of executing this Agreement, a facsimile (including a PDF image delivered via email) copy of this Agreement, including the signature pages, will be deemed an original.

Signature page follows

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

F. Hoffmann-La Roche Ltd

By:	/s/ Barbara Lueckel	By:	/s/ Barbara Schroeder de Castro Lopes
Name:	Barbara Lueckel	Name:	Barbara Schroeder de Castro Lopes
Title:	Global Head of Research Technologies, Pharma Partnering	Title:	Legal Counsel

Poseida Therapeutics, Inc.

By:	/s/ Johanna Mylet
Name:	Johanna Mylet
Title:	SVP, Finance

AMENDMENT NO. 1 TO THE

NON-DISCLOSURE AGREEMENT

by and between

This amendment no. 1 to the Non-Disclosure Agreement effective as of 9 March 2021 (“Amendment No. 1”) is effective as of November 19, 2021(the “Amendment No. 1 Effective Date”) by and between

F. HOFFMANN-LA ROCHE LTD, with offices at Grenzacherstrasse 124, 4070 Basel, Switzerland (“Roche”), and

Poseida Therapeutics, Inc., with offices at 9390 Towne Centre Dr #200, San Diego, CA 92121 (“Company”).

WHEREAS, Roche, Company (the “Parties”) have entered into a Non-Disclosure Agreement effective as of 9 March 2021 (“Agreement”);

WHEREAS, the Parties wish to amend the Agreement to allow for disclosure of Confidential Information (as defined in the Agreement) of a broader scope than defined in the Agreement;

NOW, THEREFORE, the Parties hereby agree as follows:

Section 1(b) of the Agreement is replaced as of the Amendment No. 1 Effective Date in its entirety as follows:

“Information” means confidential information which (A) with respect to Roche, consists of scientific, clinical, business and financial information, and material terms contained within term sheets and/or draft agreements between the parties and (B) with respect to Company, consists of information related to Company’s Super Piggybac, Cas-Clover, Tal-Clover gene insertion and editing technologies, CAR-T tools and platforms, AAV, nanoRNA, polymersome and lipid nanoparticle delivery systems, and ornithine transcarbamylase, hemophilia and programs related to the CNS,CAR-T and cell therapy program including P-BCMA-101, P-BCMA-ALLO, and c-Kit, business and financial information, and material terms contained within term sheets and/or draft agreements between the parties, and in each case, provided by either party or its Affiliates (the “Disclosing Party”) to the other party or its Affiliates (the “Receiving Party”) (a) provided in writing to the other party and marked “Confidential,” or (b) disclosed orally and confirmed in writing to the other party within thirty (30) days of such oral disclosure and specifying with particularity the non-written Information that is subject to this Agreement. Notwithstanding the foregoing, any information, whether or not marked or confirmed as confidential, shall be treated as Information, if it would readily be understood to be confidential by the receiving person given the nature of such information, the circumstances surrounding its disclosure, and the receiving person’s relevant knowledge and experience with respect to such information.

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Notwithstanding the foregoing, Company’s Information hereunder excludes information related to the identity (including chemical identity), chemical structure, or sequence (amino acid or nucleic acid) of any compound, biological target, biological marker and/or therapeutic agent, and/or manufacturing processes, assay protocols and/or clinical trial designs. (excluded information collectively, “Further Information”), unless and until such Further Information is provided to Roche as instructed in a separate writing (including via email) from Roche.

Further Information shall be considered Information if disclosed in accordance with this Section. If Further Information is not disclosed in accordance with this Section, it shall not be considered Information. Notwithstanding anything to the contrary in this Agreement, Information shall not include information that (a) was known to the Receiving Party or its Affiliates prior to receipt hereunder as evidenced by written records; or (b) is or becomes, through no actions or omissions of the Receiving Party or its Affiliates available to the public; or (c) is developed by the Receiving Party or its Affiliates independently of the Information disclosed hereunder as evidenced by written records; or (d) is made available to the Receiving Party or its Affiliates by a third party having a lawful right to do so.

– Signature page follows –

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IN WITNESS WHEREOF, the Parties have caused this Amendment No. 1 to be executed by their duly authorized representatives.

F. Hoffmann-La Roche Ltd

Date:	30-Nov-2021

By:	/s/ Damien Chopy	By:	/s/ Hannah Boehm
Name:	Damien Chopy	Name:	Hannah Boehm
Title:	Business Development Project Leader	Title:	Legal Counsel

Poseida Therapeutics, Inc.,

Date:	30-Nov-2021

By:	/s/ Harry Leonhardt
Name:	Harry Leonhardt
Title:	General Counsel

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AMENDMENT NO. 2 TO THE

NON-DISCLOSURE AGREEMENT

This amendment No. 2 to the Non-Disclosure Agreement (the “Amendment No. 2”) is made and entered into effective as of 10 March, 2023 (the “Amendment No. 2 Effective Date”) by and between

F. Hoffmann-La Roche Ltd, with offices at Grenzacherstrasse 124, 4070 Basel, Switzerland (“Roche”), and

Poseida Therapeutics, Inc., with offices at 9390 Towne Centre Dr. Suite 200, San Diego, CA 92121 (“Company”).

WHEREAS, Roche and Company (the “Parties”) have previously entered into and executed a Non-Disclosure Agreement effective as of 9 March 2021, as amended by the Amendment No, 1 effective as of 19 November 2021 (collectively, the “Agreement”); and

WHEREAS, the Parties wish to amend the Agreement to allow for disclosure of Confidential Information (as defined in the Agreement) of a broader scope as defined in this Amendment No. 2 and to extend the time frame for disclosure of Confidential Information between the Parties for another two (2) years.

NOW, THEREFORE, the Parties hereby agree as follows:

1.	The first paragraph of Section 1(b) of the Agreement is replaced in its entirety as follows:

“Information” means confidential information which (A) with respect to Roche, consists of scientific, clinical, business and financial information, and material terms contained within term sheets and/or draft agreements between the parties and (B) with respect to Company, consists of information related to Company’sSuper Piggybac, site specific Super PiggyBac, Cas-Clover, Tal-Clover gene insertion and editing technologies, CAR-T tools and platforms, AAV, nanoRNA, polymersome and lipid nanoparticle delivery systems, and ornithine transcarbamylase, hemophilia and phenylketonuria, Sickle cell disease gene therapy programs , CAR-T and cell therapy program including P-BCMA-101, P-BCMA-ALLO1, P-BCMACD19-ALLO1, P-CD19CD20-ALLO1, P-CD70-ALLO1, P-CD7-ALLO1 and c-Kit programs, business and financial information, material terms contained within term sheets and/or draft agreements between the parties, and any other non-public information, whether scientific, clinical, business or financial in nature, relating directly or indirectly to Company’s business, and in each case, previously, presently or subsequently disclosed, provided or otherwise made available by either party or its Affiliates (the “Disclosing Party”) to the other party or its Affiliates (the “Receiving Party”) (a) provided in writing to the other party and marked “Confidential,” or (b) disclosed orally, visually, or in other intangible form, and confirmed in writing to the other party within thirty (30) days of such disclosure and specifying with particularity the non-written Information that is subject to this Agreement. Notwithstanding the foregoing, any information, whether or not

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marked or confirmed as confidential, shall be treated as Information, if it would readily be understood to be confidential by the receiving person given the nature of such information, the circumstances surrounding its disclosure, and the receiving person’s relevant knowledge and experience with respect to such information.

2.	The first sentence of Section 12 of the Agreement is herewith replaced in its entirety as follows:

The Agreement will expire two years (2) after the Amendment No. 2 Effective Date, unless earlier terminated upon written notice of either Party.

☐ Signature page follows ☐

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IN WITNESS WHEREOF, the Parties have caused this Amendment No. 2 to be executed by their duly authorized representatives.

F. Hoffmann-La Roche Ltd

Date:	5/2/2023	5/2/2023

By:	/s/ Avaleigh Milne	By:	/s/ Barbara Schroeder de Castro Lopes
Name:	Avaleigh Milne	Name:	Barbara Schroeder de Castro Lopes
Title:	Head of Business Development for pRED	Title:	Authorized Signatory

Poseida Therapeutics, Inc.,

Date:	5/1/2023

By:	/s/ Harry Leonhardt
Name:	Harry Leonhardt
Title:	General Counsel

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